Exhibit 99.1

EVERTEC REPORTS FIRST QUARTER 2025 RESULTS
Raises full year outlook

SAN JUAN, PUERTO RICO – May 7, 2025 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights and Recent Highlights

•Revenue increased 11% to $228.8 million, approximately 15% on a constant currency basis
•GAAP Net Income attributable to common shareholders increased 105% to $32.7 million, and increased 108% to $0.50 per diluted share
•Adjusted EBITDA increased 14% to $89.4 million and Adjusted earnings per common share increased 21% to $0.87
•Raised Constant currency revenue and constant currency Adjusted earnings per common share outlook

Mac Schuessler, President and Chief Executive Officer stated "We are pleased to report another quarter of strong revenue and earnings growth, which demonstrates our continued focus on sustainable execution. Given our first quarter results, we are raising our outlook for the remainder of the year."

First Quarter 2025 Results

Revenue. Total revenue for the quarter ended March 31, 2025 was $228.8 million, an increase of 11%, compared with $205.3 million in the prior year quarter as a result of organic growth across all of the Company's segments and the contribution from the acquisitions completed in the fourth quarter of 2024. Constant currency revenue amounted to $235.5 million, representing growth of 15%. Merchant acquiring revenue benefited from an improvement in spread and sales volume growth. Payments Puerto Rico revenue benefited from increased revenues from ATH Movil and transaction growth. Latin America revenues are being positively impacted by the contribution from acquisitions completed in the prior year, continued organic growth across the region, and the benefit from pricing initiatives. Business Solutions revenue increased as a result of projects completed throughout the prior year as well as an increase in hardware and software sales.

Net Income attributable to common shareholders. For the quarter ended March 31, 2025, GAAP Net Income attributable to common shareholders was $32.7 million or $0.50 per diluted share, an increase of $17.4 million, compared with $16.0 million or $0.24 per diluted share in the prior year. The increase was driven by the higher revenues, lower depreciation and amortization and a decrease in interest expense as a result of lower interest rates and the debt repricing completed in the prior year. These variances are partially offset by an increase in cost of revenues resulting from the incremental expenses related to the acquisitions, an increase in costs of sales mainly related to the hardware and software sales and an increase in personnel costs and cloud expenses, as well as an increase in selling, general and administrative expenses mainly related to personnel costs.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended March 31, 2025, Adjusted EBITDA was $89.4 million, an increase of $11.3 million when compared to the prior year quarter, driven by the increase in revenues. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) increased approximately 100 basis points to 39.1% compared with 38.1% in the prior year, as we drive incremental revenue and continue to focus on managing expenses.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended March 31, 2025, Adjusted Net Income was $56.3 million, an increase of 17% compared with $48.0 million in the prior year, driven by the increase in adjusted EBITDA and lower cash interest expense, resulting from a lower interest rates and the positive impact from the debt repricing executed in the prior year. This was partially offset by an increase in the adjusted effective tax rate and higher operating depreciation and amortization expense. Adjusted earnings per common share was $0.87, an increase of 21% compared with $0.72 in the prior year driven by the factors explained for Adjusted Net Income and a lower share count as a result of repurchases completed in 2024.

2025 Outlook

The Company's revised financial outlook for 2025 is as follows:

•Constant currency revenue between $903 million and $911 million representing approximately 6.8% to 7.7% growth compared with $845 million in 2024
•Constant currency Adjusted earnings per common share between $3.44 to $3.53 representing approximately 4.9% to 7.6% growth as compared to $3.28 in 2024
•Continue to expect capital expenditures to be approximately $85 million
•Continue to expect an adjusted effective tax rate of approximately 6% to 7%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its first quarter 2025 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 9312814. The replay will be available through Wednesday, May 14, 2025. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processor and financial technology provider in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over ten billion transactions annually. The Company also offers financial technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include Constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below.

Constant currency revenue represents reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. Segment Adjusted EBITDA which is the measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and for this reason is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company’s presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks, non-compete agreements, among others; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interests, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

Constant Currency Adjusted Earnings per common share is defined as Adjusted earnings per common share excluding the impact of fluctuations in foreign currency exchange rates in the current period, calculated by applying prior-year period foreign currency exchange rates to current-period results.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future results of operations and financial position, including our guidance for fiscal year 2025; our business strategies; objectives of management for future operations, including, among others, statements regarding our expected growth, international expansion and future capital expenditures; and expectations for and anticipated benefits of acquisitions, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our second Amended and Restated Master Services Agreement (“A&R MSA”) with them, and as it may impact our ability to grow our business; our ability to renew our client contracts on terms favorable to us, including but not limited to the current term and any extension of the A&R MSA with Popular and Amended and Restated Independent Sales Organization Sponsorship and Services Agreement (the “A&R ISO Agreement”) with Banco Popular; our reliance on our information technology systems, employees and certain suppliers and counterparties, and certain failures or disruptions in those systems or chains could materially adversely affect our operations; the risk of security breaches or other confidential data theft from our systems; our ability to recruit, retain and develop qualified personnel; fraud by merchants or others; the credit risk of our merchant clients, for which we may also be liable; our use of artificial intelligence (“AI”) and machine learning tools and the evolving regulatory framework governing such technology; a decreased client base due to consolidations and/or failures in the financial services industry; our ability to comply with existing and future rules and regulations in the jurisdictions in which we operate; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on payment card network or other network rules, standards or fees; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing fiscal challenges and the effects of potential natural disasters; risks associated with our presence in international markets, including global political, social and economic instability; operating an international business in Latin America, Puerto Rico and the Caribbean, in jurisdictions with potential political and economic instability; the impact of exposure to foreign exchange fluctuations and capital controls on our costs, earnings and the value of some of our assets; our ability to protect our intellectual property rights against infringement and to defend ourselves against potential intellectual property infringement claims and the potential impact on our business of such claims, whether or not correct; the possibility that we could lose our preferential tax rate in Puerto Rico; the possibility that we may not realize the anticipated benefits of our merger with Sinqia; the effect of purchases of our common stock pursuant to our stock repurchase plan on the value of our common stock; and the impact of our leverage on our ability to raise additional capital, that our leverage may limit our ability to react to changes in the economy or our industry, expose us to interest rate risk and prevent us from meeting our obligations with respect to our substantial indebtedness, that we and our subsidiaries may be able to incur significant additional indebtedness, which could further increase such risks; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.
Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive (Loss) Income

	Three months ended March 31,
(Dollar amounts in thousands, except share data)	2025	2024
Revenues	$228,792	$205,318

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	114,609	102,448
Selling, general and administrative expenses	36,210	35,626
Depreciation and amortization	28,473	34,441
Total operating costs and expenses	179,292	172,515
Income from operations	49,500	32,803
Non-operating income (expenses)
Interest income	3,251	3,360
Interest expense	(16,988)	(19,939)
Loss on foreign currency remeasurement	(833)	(4,456)
Earnings from equity method investments	2,077	1,071
Other income, net	220	3,840
Total non-operating expenses	(12,273)	(16,124)
Income before income taxes	37,227	16,679
Income tax expense	4,136	292
Net income	33,091	16,387
Less: Net income attributable to non-controlling interests	388	408
Net income attributable to EVERTEC, Inc.’s common stockholders	32,703	15,979
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	46,711	(26,476)
(Loss) gain on cash flow hedges	(3,992)	2,348
Unrealized gain (loss) on change in fair value of debt securities available-for-sale	8	$(3)
Other comprehensive income (loss), net of tax	$42,727	$(24,131)
Total comprehensive income (loss) attributable to EVERTEC, Inc.’s common stockholders	$75,430	$(8,152)
Net income per common share:
Basic	$0.51	$0.25
Diluted	$0.50	$0.24
Shares used in computing net income per common share:
Basic	63,737,480	65,179,965
Diluted	64,836,582	66,336,679

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$265,864	$273,645
Restricted cash	24,198	24,594
Accounts receivable, net	159,237	137,501
Settlement assets	33,572	31,942
Prepaid expenses and other assets	72,214	61,383
Total current assets	555,085	529,065
Debt securities available-for-sale, at fair value	816	913
Equity securities, at fair value	5,251	4,976
Investment in equity investees	30,966	29,472
Property and equipment, net	64,156	62,059
Operating lease right-of-use asset	10,394	10,131
Goodwill	752,626	726,901
Other intangible assets, net	437,104	430,885
Deferred tax asset	39,097	33,877
Derivative asset	1,728	4,338
Other long-term assets	20,278	24,994
Total assets	$1,917,501	$1,857,611
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$111,604	$124,553
Accounts payable	69,197	58,729
Contract liability	21,720	25,274
Income tax payable	13,701	8,981
Current portion of long-term debt	23,867	23,867
Current portion of operating lease liability	5,834	6,229
Settlement liabilities	33,648	32,027
Total current liabilities	279,571	279,660
Long-term debt	919,957	925,062
Deferred tax liability	44,833	44,810
Contract liability - long term	56,231	55,003
Operating lease liability - long-term	5,711	4,924
Derivative liability	3,870	1,351
Other long-term liabilities	22,212	27,540
Total liabilities	1,332,385	1,338,350
Redeemable non-controlling interests	40,022	43,460

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 63,614,077 shares issued and outstanding at December 31, 2024 (December 31, 2023 - 65,450,799)	640	636
Additional paid-in capital	4,322	7,003
Accumulated earnings	629,130	599,608
Accumulated other comprehensive (loss) income, net of tax	(91,996)	(134,723)
Total EVERTEC, Inc. stockholders’ equity	542,096	472,524
Non-controlling interest	2,998	3,277
Total equity	545,094	475,801
Total liabilities and equity	$1,917,501	$1,857,611

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Three months ended March 31,
(In thousands)	2025	2024
Cash flows from operating activities
Net income	33,091	$16,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,473	34,441
Amortization of debt issue costs and accretion of discount	1,113	1,874
Operating lease amortization	1,736	1,810
Unrealized loss on change in fair value of equity securities	163	(2,325)
Deferred tax benefit	(5,482)	(5,720)
Share-based compensation	7,249	7,349
Earnings of equity method investments	(2,077)	(1,071)
Loss on foreign currency remeasurement	833	4,456
Other, net	(1,662)	797
(Increase) decrease in assets:
Accounts receivable, net	(18,465)	(14,756)
Prepaid expenses and other assets	(9,403)	130
Other long-term assets	5,072	(1,484)
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	(2,468)	(6,304)
Income tax payable	4,039	(3,347)
Contract liability	(3,354)	8,721
Operating lease liabilities	(1,398)	(4)
Other long-term liabilities	183	(252)
Total adjustments	4,552	24,315
Net cash provided by operating activities	37,643	40,702
Cash flows from investing activities
Additions to software and other intangible assets	(15,868)	(16,494)
Property and equipment acquired	(6,407)	(5,389)
Purchase of equity securities	(49)	(111)
Net cash used in investing activities	(22,324)	(21,994)
Cash flows from financing activities
Acquisition of redeemable non-controlling interest	(5,167)	—
Net borrowings under Revolving Facility	—	80,000
Withholding taxes paid on share-based compensation	(8,706)	(9,756)
Dividends paid	(3,181)	(3,273)
Repurchase of common stock	—	(70,000)
Repayment of long-term debt	(5,967)	(5,967)
Settlement activity, net	1,146	(4,727)
Other financing activities, net	(5,670)	(7,354)
Net cash used in financing activities	(27,545)	(21,077)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	5,195	(3,768)
Net decrease in cash, cash equivalents, restricted cash and cash included in settlement assets	(7,031)	(6,137)
Cash, cash equivalents, restricted cash, and cash included in settlement assets at beginning of the period	314,649	343,724
Cash, cash equivalents, restricted cash, and cash included in settlement assets at end of the period	$307,618	$337,587
Reconciliation of cash, cash equivalents, restricted cash, and cash included in settlement assets
Cash and cash equivalents	$265,864	$177,821
Restricted cash	24,198	20,607
Cash and cash equivalents included in settlement assets	17,556	17,118
Cash, cash equivalents, restricted cash, and cash included in settlement assets	$307,618	$215,546

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended March 31, 2025
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$55,157	$83,775	$47,649	$65,564	$252,145	$(23,353)	$228,792
Adjusted EBITDA	31,438	24,895	20,359	22,211	98,903	(9,464)	89,439

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $14.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $5.5 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $3.5 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Quarter Ended March 31, 2024
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$53,032	$74,216	$43,099	$58,128	$228,475	$(23,157)	$205,318
Adjusted EBITDA	30,352	16,297	16,220	23,039	85,908	(7,731)	78,177

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $14.6 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $4.1 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $4.5 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three month period ended March 31,
(Dollar amounts in thousands, except share data)	2025	2024
Revenue	$228,792	$205,318
Currency Adjustment - Constant(1)	6,686	—
Constant Currency Revenue	$235,478	$205,318

Net income	$33,091	$16,387
Income tax expense	4,136	292
Interest expense, net	13,737	16,579
Depreciation and amortization	28,473	34,441
EBITDA	79,437	67,699
Equity income(2)	(2,077)	(1,071)
Compensation and benefits (3)	11,620	7,990
Transaction, refinancing and other fees (4)	(374)	(897)
Loss on foreign currency remeasurement (5)	833	4,456
Adjusted EBITDA	89,439	78,177
Operating depreciation and amortization (6)	(16,620)	(14,795)
Cash interest expense, net (7)	(12,964)	(15,419)
Income tax expense (8)	(3,197)	462
Non-controlling interest (9)	(398)	(421)
Adjusted Net Income	$56,260	$48,004
Net income per common share (GAAP):
Diluted	$0.50	$0.24
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.87	$0.72
Shares used in computing adjusted earnings per common share:
Diluted	64,836,582	66,336,679

1)Constant currency adjustment is calculated by applying prior-year period foreign currency exchange rates to current-period results.
2)Represents the elimination of non-cash equity earnings from equity investments.
3)Primarily represents share-based compensation and severance payments.
4)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses.
5)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
6)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
7)Represents interest expense, less interest income, as they appear on the consolidated statements of income and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs and premiums, and accretion of discount.
8)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
9)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	Outlook 2025			2024
(Dollar amounts in millions, except per share data)	Low		High
Revenues (GAAP)	$889	to	$897	$845
Currency adjustment - constant(1)	14		14
Constant currency revenues (Non-GAAP)	903		911

Earnings per Share (EPS) (GAAP)	$2.25	to	$2.36	$1.73
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (2)	0.73		0.73	0.48
Merger and acquisition related depreciation and amortization (3)	0.45		0.45	1.02
Non-cash interest expense (4)	0.03		0.02	0.07
Tax effect of non-gaap adjustments (5)	(0.07)		(0.08)	(0.02)
Non-controlling interest (6)	(0.03)		(0.03)	—
Total adjustments	1.11		1.09	1.55
Adjusted EPS (Non-GAAP)	$3.36	to	$3.45	$3.28
Currency adjustment - constant	0.08		0.08
Constant Currency Adjusted EPS (Non-GAAP)	$3.44		$3.53
Shares used in computing adjusted earnings per common share			65.0	65.1

(1)Constant currency adjustment is calculated by applying prior-year period foreign currency exchange rates to current-period results.
(2)Represents share-based compensation, the elimination of non-cash equity earnings from equity investments, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(3)Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
(4)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(5)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 6% to 7%).